CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lance Friedman, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)
the Quarterly Report on Form 10-Q of Osler Inc. for the period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Osler Inc.

Dated: May 19, 2009

/s/ Lance Friedman
Lance Friedman
President, Chief Executive Officer and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)
Osler Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Osler Inc. and will be retained by Osler Inc. and furnished to the Securities and Exchange Commission or its staff upon request.